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                                                                   EXHIBIT 21


                       WELLPOINT HEALTH NETWORKS INC.
                            LIST OF SUBSIDIARIES

                                                               STATE OF
CORPORATION                                                    INCORPORATION

BC Life & Health Insurance Company                             California
Blue Cross of California                                       California
Comprehensive Integrated Marketing Services                    California
Cost Care, Inc.                                                Massachusetts
National Capital Health Plan, Inc.                             Virginia
National Capital Preferred Provider Organization               Maryland
Professional Claim Services, Inc.                              New York
UNICARE Insurance Company                                      California
UNICARE Life & Health Insurance Company                        Delaware
UNICARE National Services, Inc.                                Delaware
UNICARE of Texas Health Plans, Inc.                            Texas
UNICARE Specialty Services, Inc.                               California
WellPoint Behavioral Health, Inc.                              Delaware
WellPoint California Services, Inc.                            Delaware
WellPoint Pharmacy Management, Inc.                            California